EXHIBIT 99.1

  Staktek Holdings Reports Financial Results for the Second Quarter
         Ended June 30, 2004; Announces Stock Buy-Back Program

    AUSTIN, Texas--(BUSINESS WIRE)--July 28, 2004--Staktek Holdings, Inc. (Nasdaq:STAK), a major provider of high-density packaged memory stacking solutions, today announced financial results for the second quarter ended June 30, 2004.
    Total revenue for the second quarter was $18.1 million, an increase of 15% over its predecessor company's revenue of $15.7 million in the second quarter of 2003(1), and a 17% sequential decrease from $21.8 million in the first quarter of 2004.
    Under generally accepted accounting principles (GAAP), operating income for the second quarter was $3.5 million, or 19% of revenue. Second quarter net income available to common stockholders was $2.0 million, or $0.04 per diluted share. Excluding non-cash charges for amortization of acquisition intangibles and stock-based compensation, pro forma operating income in the second quarter was $9.2 million, or 51% of revenue. Pro forma net income for the second quarter of 2004 was $5.9 million, or $0.11 per diluted share, compared to $6.3 million in the previous quarter, and $3.8 million for its predecessor company in the second quarter of 2003. A reconciliation of GAAP results to pro forma results has been provided in the financial statement tables following the text of this press release.
    Cash and cash equivalents at the end of the second quarter were $59.5 million, an increase of $4.3 million from $55.2 million on March 31, 2004.
    "Our scalable and flexible business model allowed us to achieve strong earnings and positive cash flow, despite the industry-wide DRAM supply shortage that constrained revenues," said Jim Cady, President and Chief Executive Officer of Staktek.
    "Our business is experiencing an unprecedented combination of transitions as the industry evolves to next-generation technologies. In addition to the transition from 256Mb to 512Mb density, the industry is transitioning from DDR-I to DDR-II and from leaded to non-leaded packages. Second quarter shipment levels decreased from first quarter shipment levels by approximately 4%(2), primarily due to the substitution of 512Mb monolithic DRAMs for 256Mb-based stacks at a pace that was accelerated by the shortage of 256Mb DRAMs," stated Mr. Cady.
    "The 512Mb transition accelerated in the second quarter, as 512Mb devices grew to 29 percent of stacking service units from 14 percent in the first quarter, and to 44 percent from 25 percent in bits stacked. While a continuation of this acceleration bodes well for 2005 unit growth expectations, we have factored it in as a continued negative in our third quarter guidance. We also saw some inroads made by small package, planar solutions. However, we expect this approach to have a limited window of opportunity, and therefore modest OEM penetration," continued Mr. Cady.
    "On the supply front, the rapid transition to 512Mb density has alleviated the pressure on 256Mb supply but appears to be creating shortages in the 512Mb density. As a result, we are cautious about the second half of the year as seasonal demand increases, and we have factored this into our third quarter guidance. We continue to believe that the combination of the need for greater processing power with the ongoing reduction of form factors will drive bit growth for high-density memory in the future, and that stacking will remain a key enabling technology for achieving significant time-to-market and cost advantages," stated Mr. Cady.

    Stock Buy-Back Program

    In addition, the company announced that its Board of Directors approved a stock repurchase program. Under this program, Staktek could spend up to $15 million to purchase shares of its common stock through open market transactions or privately negotiated transactions. The exact timing and amount of repurchases will depend on market conditions. As of June 30, 2004, the company had approximately 53 million diluted shares outstanding. Austin Ventures has notified the company that Austin Ventures will not sell into the buy-back program.
    "This repurchase program reflects the confidence our Board of Directors and management have in our business, strategy and future," said Kirk Patterson, Vice President and Chief Financial Officer. "Our strong cash position and positive cash flow allow us an opportunity to enhance shareholder value with this program."

    Business Summary

    During the quarter, Staktek purchased the stacking patents and patent applications from DPAC Technologies, as the former competitor exited the stacking business to focus on other areas. In the transaction, Staktek obtained all patents related to DPAC's CSP stacking and LP stacking technology. The company is working with former DPAC customers to transition them to Staktek's Value Stakpak(R) and Performance Stakpak(R) products.
    The DDR-II transition has not yet begun in the server market, though Staktek did achieve some important milestones with its High Performance Stakpak(R) technology, announcing commercial availability of stacked Network Fast Cycle RAM (FCRAM(TM)) technology for networking applications with Toshiba. The resulting 1 Gigabit Stakpak, currently operating at a 667 MHz data rate, effectively doubles FCRAM capacity for enterprise network applications, creating additional growth opportunities for Staktek.
    Staktek also completed a technology reliability qualification of its High Performance Stakpak at a major server OEM. This technology continues to show compelling thermal and electrical performance in OEM modeling, and the company believes it will be well positioned when OEM customers are ready for DDR-II.
    Also in the quarter, Staktek was proud to announce that Ernst & Young named Jim Cady, Staktek's President and CEO, as one of Austin's 2004 Entrepreneurs of the Year. He will now be considered for the National Entrepreneur of the Year award, which recognizes the most successful and innovative entrepreneurial business leaders in the country. Cady joined Staktek in May 1991 and has been instrumental in the firm's success and growth.

    Business Outlook

    "As we previously stated, we are experiencing multiple industry transitions right now, which are impacting our short-term outlook. We expect third quarter 2004 services revenue to range between $9.2 million and $10.2 million. Based on preliminary information, license revenue is expected to be approximately $7.8 million. We expect diluted earnings per share on a GAAP basis to be between $0.02 and $0.03, and diluted pro forma earnings per share to be between $0.09 and $0.10," stated Mr. Cady.

    Second Quarter 2004 Financial Results Web Cast/Conference Call

    Staktek management will host a live conference call and Web cast with investors today, July 28, 2004, at 8:00 a.m. Central time (9:00 a.m. Eastern time) to discuss the second quarter financial results and the business outlook going forward. Investors and other interested parties may access the call by dialing 866-761-0748 in the U.S. (617-614-2706 outside of the U.S.), and entering the passcode 55623695 at least 15 minutes prior to the start of the call. Additionally, a live audio Web cast will be available through the Staktek Web site at http://www.staktek.com. A replay will be available for 48 hours following the call at 888-286-8010 in the U.S. (617-801-6888 outside of the U.S.), passcode 14580433.

    About Staktek:

    Staktek is a major provider of IP and manufacturing services for the cost-effective miniaturization of electronic components and systems for original equipment manufacturers, silicon manufacturers, memory module manufacturers and contract manufacturers. Staktek's high-density memory stacking solutions increase operational performance by doubling, tripling, or quadrupling memory in the same physical footprint as the underlying packaged component. With an IP portfolio of over 100 patents and patent applications pending, the company offers flexibility for customers, including outsourced manufacturing, technology licensing and custom engineering. Headquartered in Austin, Texas, Staktek employs approximately 400 people at its two world-class manufacturing locations in Austin, Texas and Reynosa, Mexico. For more information, visit http://www.staktek.com.

    Forward-Looking Statements

    This press release contains forward-looking statements. These statements are generally accompanied by words such as "expect," "anticipate," "believe," "estimate," and similar expressions. These statements include, but are not limited to, the transitions in our industries and their impact on our business; our expectations regarding the future of planar solutions; the opportunities for growth created by combining our High Performance StakPak technology with FCRAM technology; the future of high-density memory, stacking technology and our position with respect to the adoption of DDR-II; as well as our estimates of third quarter license and services revenue and diluted earnings per share, both on a GAAP and pro forma basis. We do not have long-term agreements with our customers or sufficient backlog to rely upon when forecasting results, so our future performance is very difficult to predict. Our forward-looking statements are based on our current expectations, estimates and assumptions and are subject to many risks, uncertainties and unknown future events that could cause actual results to differ materially. Risks and uncertainties that may cause future results to differ include, but are not limited to, the risks associated with having significant customer concentration and the impact on our operating results of a material decline in orders from any customer; the risk that we are unable to obtain adequate DRAM chips or other materials to meet our customers' demands; the risk that a competitor or significant customer develops or adopts an alternative solution or competing product; the risk that demand for our solutions is lower than expected; the risk that our average selling prices decline during the period more than we expect because of competitive pressures, substituted products or overall reduced demand for systems that incorporate our technologies; the risk that our new technologies, such as our DDR-II solutions, are not completed, tested or accepted in a timely fashion; the risk that we are unable to protect our intellectual property rights; the risks associated with intellectual property litigation or other litigation; the risk that we incur problems in our U.S. or Mexican manufacturing processes or facilities or that we are unable to maintain or improve our manufacturing capacity and turnaround times; risks related to qualifying our current or future products in our customers' future products; risks related to increasing our royalty-based revenue; risks associated with competing with larger companies; risks related to product liability claims in the event our services and technologies are used in defective products or include defective parts; and the risks associated with our dependence on a few key personnel to manage our business effectively.
    For a discussion of these and other factors that could impact our financial results and cause actual results to differ materially from those in the forward-looking statements, please refer to our recent filings with the Securities and Exchange Commission, particularly our Form 10-Q for the first quarter of 2004 and our 424(b)(4) final prospectus filed on Feb. 6, 2004. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.
    Staktek is a trademark of Staktek Group LP. All other products names noted herein may be trademarks of their respective holders.

    Non-GAAP Financial Measurements

    In addition to the GAAP results provided by this document, the company has provided non-GAAP financial measurements that present operating income, income available to common stockholders and earnings per diluted share on a basis excluding non-cash and other one-time charges. Details of these excluded items are presented in one of the tables below, which reconciles the GAAP results to non-GAAP financial measurements described in this press release. Also, this press release, the associated tables and the reconciliation from GAAP results to additional non-GAAP financial measurements that may be discussed in the Q2 2004 earnings conference call can be found on the company's Web site at http://www.staktek.com.
    (1)The predecessor company of Staktek Holdings is Staktek
Corporation.
    (2) Shipments include royalty shipments adjusted to the quarter in which they were shipped. First quarter numbers are actual and second quarter numbers are preliminary.


                        STAKTEK HOLDINGS, INC.
            CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
           (in thousands, except per share data; unaudited)

                                                  Quarter Ended
                                            --------------------------
                                            Jun. 30, Mar. 31, Jun. 30,
                                             2004     2004     2003(a)
                                            -------- -------- --------
Revenue:
  Services                                  $10,422  $12,614  $12,032
  License                                     7,663    9,187    3,656
                                            -------- -------- --------
    Total revenue                            18,085   21,801   15,688
Cost of revenue:
  Services                                    6,504    7,299    7,674
  Amortization of acquisition intangibles     3,947    3,946       --
  Amortization of deferred stock-based
   compensation and stock compensation
   expense                                      154      154       20
                                            -------- -------- --------
    Total cost of revenue                    10,605   11,399    7,694
                                            -------- -------- --------
Gross profit                                  7,480   10,402    7,994
Operating expenses:
  Selling, general and administrative         1,858    2,621    1,301
  Research and development                      572      430      635
  Business restructuring                         --       --      154
  Amortization of acquisition intangibles       464      464       --
  Amortization of deferred stock-based
   compensation and stock compensation
   expense                                    1,067    1,205       21
                                            -------- -------- --------
    Total operating expenses                  3,961    4,720    2,111
                                            -------- -------- --------
Income from operations                        3,519    5,682    5,883
Other income (expense):
  Interest income                                58       12       42
  Interest expense                               (4)  (1,201)      (5)
  Other                                         (16)      (8)      --
                                            -------- -------- --------
Income before income taxes                    3,557    4,485    5,920
Provision for income taxes                    1,515    1,627    2,110
                                            -------- -------- --------
Net income                                    2,042    2,858    3,810
Preferred stock dividends                        --     (266)      --
                                            -------- -------- --------
Income available to common stockholders      $2,042   $2,592   $3,810
                                            ======== ======== ========
Earnings per share:
  Basic                                       $0.04    $0.06      n/a
                                            ======== ========
  Diluted                                     $0.04    $0.05      n/a
                                            ======== ========
Shares used in computing earnings per
 share:
  Basic                                      48,407   43,431      n/a
  Diluted                                    52,877   50,005      n/a

(a) Staktek Holdings, Inc. (the "Company") had no operations prior to Aug. 21, 2003, other than in connection with the acquisition of Staktek Corporation. The results for the quarter ended June 30, 2003, are those of Staktek Corporation.

n/a Earnings per share numbers for this period are not meaningful as the capital structure of the Company's predecessor for this time period was completely different.


                        STAKTEK HOLDINGS, INC.
           CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
           (in thousands, except per share data; unaudited)

                                                    Six Months Ended
                                                   -------------------
                                                   Jun. 30,  Jun. 30,
                                                     2004     2003(a)
                                                   --------- ---------
Revenue:
  Services                                          $23,036   $23,059
  License                                            16,850     7,816
                                                   --------- ---------
    Total revenue                                    39,886    30,875
Cost of revenue:
  Services                                           13,803    15,497
  Amortization of acquisition intangibles             7,893        --
  Amortization of deferred stock-based
   compensation and stock compensation expense          308        20
                                                   --------- ---------
    Total cost of revenue                            22,004    15,517
                                                   --------- ---------
Gross profit                                         17,882    15,358
Operating expenses:
  Selling, general and administrative                 4,479     2,398
  Research and development                            1,002     1,180
  Business restructuring                                 --       528
  Amortization of acquisition intangibles               928        --
  Amortization of deferred stock-based
   compensation and stock compensation expense        2,272        21
                                                   --------- ---------
    Total operating expenses                          8,681     4,127
                                                   --------- ---------
Income from operations                                9,201    11,231
Other income (expense):
  Interest income                                        70        91
  Interest expense                                   (1,205)       (9)
  Other                                                 (24)       --
                                                   --------- ---------
Income before income taxes                            8,042    11,313
Provision for income taxes                            3,142     4,039
                                                   --------- ---------
Net income                                            4,900     7,274
Preferred stock dividends                              (266)       --
                                                   --------- ---------
Income available to common stockholders              $4,634    $7,274
                                                   ========= =========
Earnings per share:
  Basic                                               $0.10       n/a
                                                   =========
  Diluted                                             $0.09       n/a
                                                   =========
Shares used in computing earnings per share:
  Basic                                              45,919       n/a
  Diluted                                            50,833       n/a

(a) The Company had no operations prior to Aug. 21, 2003, other than in connection with the acquisition of Staktek Corporation. The results for the six months ended June 30, 2003, are those of Staktek Corporation.

n/a Earnings per share numbers for this period are not meaningful as the capital structure of the Company's predecessor for this time period was completely different.


                        STAKTEK HOLDINGS, INC.
        RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
           (in thousands, except per share data; unaudited)

                                                 Quarter Ended
                                          ----------------------------
                                          Jun. 30,  Mar. 31,  Jun. 30,
                                            2004      2004     2003(a)
                                          --------- --------- --------
GAAP income from operations                 $3,519    $5,682   $5,883
Pro forma adjustments:
  Amortization of acquisition intangibles    4,411     4,410       --
  Amortization of deferred stock-based
   compensation and stock compensation
   expense                                   1,221     1,359       41
                                          --------- --------- --------
    Total pro forma adjustments              5,632     5,769       41
                                          --------- --------- --------
Pro forma income from operations            $9,151   $11,451   $5,924
                                          ========= ========= ========

GAAP income available to common
 stockholders                               $2,042    $2,592   $3,810
Total pro forma adjustments affecting
 income from operations                      5,632     5,769       41
Tax adjustment                              (1,765)   (2,034)     (18)
                                          --------- --------- --------
Pro forma income available to common
 stockholders                               $5,909    $6,327   $3,833
                                          ========= ========= ========

GAAP diluted shares outstanding             52,877    50,005      n/a

Pro forma diluted earnings per share         $0.11     $0.13      n/a
                                          ========= =========

                                           Six Months Ended
                                          -------------------
                                          Jun. 30,  Jun. 30,
                                              2004   2003(a)
                                          --------- ---------
GAAP income from operations                 $9,201   $11,231
Pro forma adjustments:
  Amortization of acquisition intangibles    8,821        --
  Amortization of deferred stock-based
   compensation and stock compensation
   expense                                   2,580        41
                                          --------- ---------
    Total pro forma adjustments             11,401        41
                                          --------- ---------
Pro forma income from operations           $20,602   $11,272
                                          ========= =========

GAAP income available to common
 stockholders                               $4,634    $7,274
Total pro forma adjustments affecting
 income from operations                     11,401        41
Tax adjustment                              (3,799)      (14)
                                          --------- ---------
Pro forma income available to common
 stockholders                              $12,236    $7,301
                                          ========= =========

GAAP diluted shares outstanding             50,833       n/a

Pro forma diluted earnings per share         $0.24       n/a
                                          =========

(a) The Company had no operations prior to Aug. 21, 2003, other than in connection with the acquisition of Staktek Corporation. The results for the quarter and six months ended June 30, 2004, are those of Staktek Corporation.

n/a Earnings per share numbers for these periods are not meaningful as the capital structure of the Company's predecessor for these time periods was completely different.


                        STAKTEK HOLDINGS, INC.
                CONSOLIDATED CONDENSED BALANCE SHEETS
                            (in thousands)

                                                 Jun. 30,    Dec. 31,
                                                  2004        2003
                                               ------------ ----------
ASSETS                                          (unaudited)
Current assets:
  Cash and cash equivalents                        $59,501    $31,165
  Accounts receivable                               14,809     14,001
  Inventory held for others                            754      1,301
  Inventories                                          879        495
  Prepaid expenses                                   1,689      1,187
  Other current assets                               3,710      2,584
                                               ------------ ----------
    Total current assets                            81,342     50,733
Property and equipment, net                         10,009     10,095
Goodwill                                            29,726     29,726
Other intangibles, net                              38,999     46,988
Other assets                                           291         --
                                               ------------ ----------
    Total assets                                  $160,367   $137,542
                                               ============ ==========

LIABILITIES, REDEEMABLE PREFERRED STOCK AND
STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                  $3,620     $6,493
  Accrued liabilities                                2,338      6,221
  Current maturities of capitalized lease
   obligations                                         110        115
  Notes payable and current maturities of
   long-term debt                                       --     12,500
                                               ------------ ----------
    Total current liabilities                        6,068     25,329
Capitalized lease obligations, less current
 maturities                                             --         51
Other accrued liabilities                               83         87
Deferred tax liabilities                            13,114     16,263
Long-term debt, less current maturities                 --     30,625
Subordinated loan from related party                    --     34,500

Redeemable preferred stock                              --     30,372

Stockholders' equity:
  Capital stock                                    158,473     25,362
  Deferred stock-based compensation                (15,859)   (18,901)
  Accumulated deficit                               (1,512)    (6,146)
                                               ------------ ----------
    Total stockholders' equity                     141,102        315
                                               ------------ ----------
    Total liabilities, redeemable preferred
     stock and stockholders' equity               $160,367   $137,542
                                               ============ ==========


    CONTACT: Staktek Holdings, Inc., Austin
             Kirk Patterson, 972-385-0286
             investors@staktek.com
             or
             Investor Contact:
             Shelton Investor Relations
             Barry Sievert, 972-239-5119 ext. 134